Exhibit 99.1
Form 4 — Continuation Sheet — Joint Filer Information
This Statement on Form 4 is filed by Vista Equity Partners Fund III GP, LLC, VEFIIGP, LLC, and Robert F. Smith. The principal business address of each of the Reporting Persons is c/o Vista Equity Partners, 150 California Street, 19th Floor, San Francisco, California 94111.
Name of Designated Filer: Vista Equity Partners Fund III GP, LLC
Date of Event Requiring Statement: October 15, 2008
Issuer Name and Ticker or Trading Symbol: SumTotal Systems, Inc. (SUMT)
IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 4 as of October 17, 2008.

VISTA EQUITY PARTNERS FUND III GP, LLC
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact

VEFIIGP, LLC
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact

ROBERT F. SMITH
By:	/s/ John Warnken-Brill
	Name:	John Warnken-Brill, Attorney-in-Fact